INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
 Growth Stock Portfolio:

We consent to the use of our report included herein dated February 11, 2000 on the financial statements of the Mutual Fund Portfolio, Growth Stock Portfolio, Utilities Stock Portfolio, Bond Portfolio and Money Market Portfolio as of December 31, 1999 and for the periods indicated therein and to the reference to our firm under the heading "Independent Auditors" in Part B of the Registration Statement.

                                                              KPMG LLP

Columbus, Ohio
April __, 2000